                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_] 1

Check the appropriate box:

[_]Preliminary Proxy Statement            [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[_] 2 Definitive Additional Materials

[_] 3 Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               IKOS Systems, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_] 4 Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:

                   [LOGO OF IKOS SYSTEMS, INC. APPEARS HERE]

                            19050 Pruneridge Avenue
                          Cupertino, California 95014

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 19, 2000

                               ----------------

Dear Stockholder:

   You are invited to attend the Annual Meeting of the Stockholders of IKOS Systems, Inc. (the "Company"), which will be held Wednesday, January 19, 2000, at 11:00 a.m. Pacific Standard Time, at the Hilton Inn, Cupertino, California for the following purposes:

  1. To elect six directors of the Company to serve for the ensuing year.

  2. To ratify the appointment of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending September 30, 2000.

  3. To transact such other business as may properly come before the meeting.

   Stockholders of record at the close of business on December 17, 1999 are entitled to notice of, and to vote at, this meeting and any continuations or adjournments thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the principal executive offices of IKOS Systems, Inc. 19050 Pruneridge Avenue, Cupertino, California 95014.

                                          By Order of the Board of Directors,

                                          /s/ JOSEPH W. ROCKOM
                                          Joseph W. Rockom, Secretary

Cupertino, California
December 20, 1999


 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                              IKOS SYSTEMS, INC.
                            19050 Pruneridge Avenue
                          Cupertino, California 95014
                                (408) 255-4567

                               ----------------

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

   The accompanying proxy is solicited by the Board of Directors of IKOS Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Wednesday, January 19, 2000 (the "Annual Meeting"), or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is December 20, 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

   Annual Report. An annual report for the fiscal year ended October 2, 1999 is enclosed with this Proxy Statement.

   Voting Securities. Only stockholders of record as of the close of business on December 17, 1999 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 8,434,683 shares of Common Stock of the Company, par value $0.01 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's Bylaws provide that a majority of all of the shares of stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

   Solicitation of Proxies. The cost of soliciting proxies will be borne by the Company. In addition, the Company will solicit stockholders by mail through its regular employees, and will request banks and brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

   Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

   Security Ownership of Certain Beneficial Owners and Management. The following table contains information as of October 31, 1999 regarding the ownership of the Common Stock of the Company by all persons who, to the knowledge of the Company, were (i) the beneficial owners of 5% or more of the outstanding shares of Common Stock of the Company, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of October 2, 1999 whose salary and bonus for the fiscal year ended October 2, 1999 exceeded $100,000 and (iv) all current executive officers and directors of the Company as a group.

                                                              Shares
                                                           Beneficially
                                                             Owned(2)
                                                        ----------------------
              Name of Beneficial Owner(1)               Number      Percentage
              ---------------------------               -------     ----------
Dimensional Fund Advisors Inc.......................... 520,500(3)     5.95%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Barry Rubenstein....................................... 535,000(4)     6.10%
68 Wheatley Road
Brookville, NY 11545
Ramon A. Nunez......................................... 288,372(5)     3.33%
Gerald S. Casilli...................................... 197,258(6)     2.34%
Thomas Gardner.........................................  25,500(7)        *
Robert Hum.............................................  72,917(8)        *
Lawrence A. Melling....................................  80,080(9)        *
William Stevens........................................   2,500(10)       *
Glenn E. Penisten......................................  18,115(11)       *
Nader Fathi............................................  49,825(12)       *
James R. Oyler.........................................  17,300(13)       *
Jackson Hu.............................................   2,500(14)       *
All Directors and Executive Officers as a Group (13
 persons).............................................. 988,698(15)   10.93%

--------
   *Less than 1%
 (1) Except as otherwise indicated, the address of each beneficial owner is c/o the Company, 19050 Pruneridge Avenue, Cupertino, California 95014.

 (2) This table is based on information supplied by officers, directors and principal stockholders. Except as otherwise indicated in the footnotes to the above table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

 (3) According to a Schedule 13G filed by the stockholder with the Securities and Exchange Commission in February 1999, Dimension Fund Advisors ("Dimension") may be deemed to beneficially own an aggregate 520,500 shares of the Company's Common Stock.

 (4) According to a Schedule 13G filed by the stockholder with the Securities and Exchange Commission in January 1999, Mr. Barry Rubenstein may be deemed to beneficially own an aggregate 535,000 shares of the Company's Common Stock. Includes (i) 161,297 shares of Common Stock held by Wheatley Partners, L.P., of which Mr. Rubenstein is a general partner,
     (ii) 13,703 shares of Common Stock held by Wheatley Foreign Partners, L.P., of which Mr. Rubenstein is a general partner, (iii) 25,000 shares of Common Stock held by Woodland Partners, of which Mr. Rubenstein is a general partner, (iv) 150,000 shares of Common Stock, one-half of which is held by each of the Woodland Venture Fund and Seneca Ventures, each of which Mr. Rubenstein is a general partner, (v) 50,000 shares of Common Stock held by The Marilyn and Barry Rubenstein Family Foundation, of which Mr. Rubenstein is a trustee, and (vi) 100,000 shares of

     Common Stock held by the Brookwood Limited Partnership, of which Mr. Rubenstein is a general partner. Mr. Rubenstein disclaims beneficial ownership of these securities, except to the extent of his respective equity interest therein.

 (5) Includes 256,325 shares subject to options exercisable within 60 days of October 31, 1999.

 (6) Includes 12,375 shares subject to options exercisable within 60 days of October 31, 1999.

 (7) Includes 25,500 shares subject to options exercisable within 60 days of October 31, 1999.

 (8) Includes 72,917 shares subject to options exercisable within 60 days of October 31, 1999.

 (9) Includes 65,633 shares subject to options exercisable within 60 days of October 31, 1999.

(10) Includes 2,500 shares subject to options exercisable within 60 days of October 31, 1999.

(11) Includes 10,000 shares subject to options exercisable within 60 days of October 31, 1999.

(12) Includes 42,225 shares subject to options exercisable within 60 days of October 31, 1999.

(13) Includes 10,000 shares subject to options exercisable within 60 days of October 31, 1999.

(14) Includes 2,500 shares subject to options exercisable within 60 days of October 31, 1999.

(15) Includes 635,707 shares subject to options exercisable within 60 days of October 31, 1999.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

   Management's nominees for election to the Board of Directors (the "Board") at the Annual Meeting are Gerald S. Casilli, Ramon A. Nunez, James R. Oyler, Glenn E. Penisten, William Stevens, and Jackson Hu. If elected, each nominee will hold office until the next annual meeting of stockholders or until his successor is elected and qualified unless he shall resign or his office becomes vacant by death, removal, or other cause in accordance with the Bylaws of the Company. If a quorum is present and voting, the nominees for director receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present in determining if a quorum is present.

   It is intended that votes pursuant to the Proxies will be cast for the named nominees. The persons named in the accompanying form of proxy will vote the shares represented thereby for the named nominees. Management knows of no reason why any of the named nominees should be unable or unwilling to serve. However, if any named nominee(s) should for any reason be unable or unwilling to serve, the Proxies will be voted for the election of such other person(s) for the office of director as management may recommend in the place of such nominee(s).

   At the Annual Meeting, six (6) directors of the Company are to be elected for the ensuing year and until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominees for election to the office of director and certain information with respect to their age and background are set forth below. Messrs. Casilli, Nunez, Oyler, Penisten, Stevens and Hu each was elected to his present term of office at the 1998 Annual Meeting of Stockholders of the Company.

 Nominee              Positions with the Company            Age Director Since
 -------              --------------------------            --- --------------
Gerald S.
 Casilli    Chairman of the Board                           60       1986
Ramon A.
 Nunez      Chief Executive Officer, President and Director 45       1994
James R.
 Oyler      Director                                        53       1991
Glenn E.
 Penisten   Director                                        68       1985
William
 Stevens    Director                                        58       1998
Jackson Hu  Director                                        40       1998

   Mr. Casilli has served as Chairman of the Board since July 1989 and served as Chief Executive Officer from April 1989 to August 1995. He has served as a director since 1986. Mr. Casilli is also a Director for Evans & Sutherland Computer Corporation. From January 1986 to December 1989, he was a general partner of Trinity Ventures, Ltd., a venture capital firm and a former investor in the Company. Mr. Casilli was a general partner of Genesis Capital, a venture capital firm, from February 1982 to 1990. Mr. Casilli founded Millennium Systems, a manufacturer of microprocessor development systems, in 1973 and served as its President and Chief Executive Officer until 1982.

   Mr. Nunez was appointed Chief Executive Officer in August 1995. Mr. Nunez had been President, Chief Operating Officer and Director of the Company since October 1994. He had served as Vice President of Worldwide Sales since July 1993. Mr. Nunez joined the Company in April 1990 as Vice President of North American Sales after five years in sales management with Zycad Corporation. Earlier he was branch sales manager for Cadnetix (now part of Intergraph) in Southern California.

   Mr. Oyler has served as a member of the Board since October 1991. He is presently President, Chief Executive Officer and Director of Evans & Sutherland Computer Corporation. Evans & Sutherland develops, manufactures and markets high performance systems for various applications with demanding graphics requirements. Prior to his position with Evans & Sutherland, Mr. Oyler was President of AMG, Inc., a process machine design company. From 1976 to 1990, Mr. Oyler worked at Harris Corporation, most recently as Senior Vice President and Sector Executive, where he was responsible for nine operating divisions. Prior to that time, he held positions as consultant and associate with Booz, Allen & Hamilton in New York.

   Mr. Penisten has been a member of the Board since September 1985. Since September 1985, he has been a general partner of Alpha Partners, a venture capital firm and former investor in the Company. From January 1985 to August 1985, he was a general partner of P&C Venture Partners, a venture capital firm. From 1982 to 1985, he was a Senior Vice President at Gould/AMI. From 1976 to 1982, Mr. Penisten served as Chief Executive Officer of AMI, a semiconductor manufacturer. Mr. Penisten is also a director of Bell Microproducts, Inc. and Pinnacle Systems, Inc. and is Chairman of the Board of Network Peripherals, Inc. and Superconductor Technologies.

   Mr. Stevens joined the Company's Board in December 1998. He was a founder of the Triad Systems Corporation and was President and Chairman of the Board from 1972 to 1985 and Chairman from 1985 to 1996. Prior to founding Triad, he was employed from 1961 to 1971 by Data Disc, Inc., a manufacturer of computer peripherals, where he served in various technical management positions including President. Mr. Stevens has served on numerous boards of both private and public companies.

   Mr. Hu joined the Company's Board in December 1998. He has 20 years of experience in the semiconductor industry, including all phases of development, marketing and management. Most recently, he was senior vice president and general manager at S3, Inc., where he helped to grow the company from a start-up to a company with revenues of approximately $450 million. In addition to architecting and managing the development of S3's venerable 2D GUI accelerator families, he established the company's analog and COT design capabilities. He also created an operations and quality infrastructure for very high volume production. Mr. Hu started and managed the audio and communications business unit at S3. Before S3, he held positions at Western Digital as Director of Graphics Engineering, Verticom as Director of Engineering, and Zilog as project leader. Mr. Hu holds a Ph.D in computer science from the University of Illinois, Urbana and an MBA from the University of Santa Clara.

   Board Meetings. During the fiscal year ended October 2, 1999, the Board held four meetings and took action by unanimous written consent one time. No director serving on the Board in fiscal year 1999 attended fewer than 75% of such meetings of the Board and the Committees on which he serves.

   Committees of the Board. The Company has an Audit Committee and a Compensation Committee. The Audit Committee's function is to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the Board, subject to ratification by the stockholders, and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee during the fiscal year ended October 2, 1999 were Messrs. Stevens, Oyler and Penisten. During the fiscal year ended October 2, 1999, the Audit Committee held four meetings and took action by unanimous written consent zero times.

   The Compensation Committee's function is to review and recommend salary and bonus levels for executive officers and certain other management employees and to recommend stock option grants. The members of the Compensation Committee during the fiscal year ended October 2, 1999 were Messrs. Stevens, Hu and Penisten. During the fiscal year ended October 2, 1999, the Compensation Committee held five meetings and took action by unanimous written consent two times. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."

Compensation of Directors

   The Company pays each of its outside directors $4,000 per quarter for their services as members of the Board. The Chairman of the Board receives an additional $100,000 per year and, as an employee of the Company, is eligible to receive options to purchase the Company's Common Stock under the Company's 1995 Stock Option Plan. In addition, all directors who were not members of management during the fiscal year ended October 2, 1999 received stock options to purchase 6,000 shares of Common Stock pursuant to the 1995 Outside Directors Stock Option Plan upon the date of the 1999 annual meeting of stockholders. The two newly elected outside directors received an initial option grant of 10,000 shares and an option grant for 740 shares, representing their pro-rata share of the annual grant under the plan. At the 1999 annual meeting of stockholders, the current outside directors received a special option for 10,500 shares to vest in three annual installments of 33-1/3% on the dates immediately preceding the date of each of the annual meetings of stockholders in 2000, 2001 and 2002.

   The following table provides the specified information concerning all compensation paid to persons who were directors of the Company during the fiscal year ended October 2, 1999 who are not named in the Summary Compensation Table.

                  DIRECTOR COMPENSATION FOR LAST FISCAL YEAR

                                      Cash Compensation      Security Grants
                                     -------------------- ---------------------
                                                          Number of Securities
  Name                               Annual Retainer Fees Underlying Options (#)
  ----                               -------------------- ---------------------
Gerald S. Casilli...................       $101,425(1)           66,000
James R. Oyler......................         16,000              16,500
Glenn E. Penisten...................         16,000              16,500
William Stevens(2)..................         16,000              21,240
Jackson Hu(2).......................         16,000              21,240

--------
(1) Includes $100,000 paid to Mr. Casilli in compensation for his service to the Company as Chairman of the Board.

(2) Messrs. Stevens and Hu were each appointed as directors of the Company in December 1998.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation of Executive Officers

   The following table sets forth information concerning the compensation during the fiscal years ended October 2, 1999, October 3, 1998 and September 27, 1997 of the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of October 2, 1999 whose salary and bonus for the fiscal year ended October 2, 1999 exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                    Long Term
                                        Annual Compensation       Compensation
                                   -----------------------------  -------------
                                                    Other Annual  Awards Option
 Name and Principal Position  Year  Salary   Bonus  Compensation     Shares
 ---------------------------  ---- -------- ------- ------------  -------------
Ramon A. Nunez............... 1999 $255,193 $25,000          (4)     60,000
Chief Executive Officer,      1998  240,492  32,000          (4)     30,000
President and Director        1997  228,418  90,400          (4)     41,700
Robert Hum (1)............... 1999  212,404      --          (4)     55,000
Vice President of             1998  180,951  29,836          (4)     10,000
Engineering and Operations    1997   58,990      --          (4)     90,000
Lawrence A. Melling.......... 1999  207,976      --          (4)     50,000
Vice President of             1998  198,463  22,982          (4)     30,000
Business Development          1997  158,357  65,000          (4)         --
Thomas Gardner (2)........... 1999  126,590      --   107,121(5)     25,000
Vice President of Domestic    1998   96,813      --    75,158(5)     15,000
Sales                         1997               --        --            --
Nader Fathi (3).............. 1999  166,402           137,779        20,000
Vice President of             1998  159,156      --    78,628(6)     41,250
International Sales           1997       --      --        --            --

--------
(1) Mr. Hum joined the Company in May of 1997.

(2) Mr. Gardner was appointed Vice President of Domestic Sales on June 5,
    1998.

(3) Mr. Fathi was appointed Vice President of International Sales June 5,
    1998.

(4) Total amount of personal benefits paid to this executive officer during the fiscal year was less than the lesser of (i) $50,000 or (ii) 10% of such executive officer's total reported salary and bonus.

(5) Represents amounts paid to Mr. Gardner as sales commissions.

(6) Represents amounts paid to Mr. Fathi as sales commissions.

Stock Options Granted During Fiscal 1999

   The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended October 2, 1999 to the persons named in the Summary Compensation Table.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                        Potential
                                                                     Realizable Value
                                                                        at Assumed
                                                                     Annual Rates of
                                                                       Stock Price
                                                                     Appreciation for
                              Individual Grants in Fiscal 1999        Option Term(3)
                         ------------------------------------------- ----------------
                         Number of   % of Total
                         Securities   Options    Exercise
                         Underlying  Granted to  or Base
                          Options   Employees in Price(2) Expiration
          Name           Granted(1) Fiscal Year   ($/Sh)     Date     5%($)   10%($)
          ----           ---------- ------------ -------- ---------- ------- --------
Ramon A. Nunez..........   50,000       7.3%      $1.88   10/29/2008 $58,959 $149,413
                           30,000       4.4%      $4.50     2/8/2009 $84,901 $215,155
Thomas Gardner..........   25,000       3.7%      $1.88   10/29/2008 $29,479 $ 74,707
Robert Hum..............   40,000       5.9%      $1.88   10/29/2008 $47,166 $119,530
                           15,000       2.2%      $4.50     2/8/2009 $42,450 $107,577
Lawrence A. Melling.....   40,000       5.9%      $1.88   10/29/2008 $46,806 $119,530
                           10,000       1.5%      $4.50     2/8/2009 $28,300 $ 71,718
Nader Fathi.............   20,000       3.0%      $1.88   10/29/2008 $23,583 $ 59,765

--------
(1) Options granted in fiscal 1999 under the Company's 1995 Stock Option Plan (the "Option Plan") generally vest 12.5% six months after commencement of employment or grant and continue to vest thereafter in equal monthly increments over three and one-half years, conditioned upon continued employment with the Company. Under the Option Plan, the Board retains discretion to modify the terms, including the price of outstanding options. See "EXECUTIVE COMPENSATION AND OTHER MATTERS-Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

(2) All options were granted at fair market value on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of stock purchased at $1.88 in fiscal 1999 would yield profits of approximately $3.05 per share at 5% appreciation over ten years, or approximately $4.86 per share at 10% appreciation over the same period. One share of stock purchased at $4.50 in fiscal 1999 would yield profits of approximately $7.33 per share at 5% appreciation over ten years, or approximately $11.67 per share at 10% appreciation over the same period.

Option Exercises and Fiscal 1999 Year-End Values

   The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended October 2, 1999 and unexercised options held as of October 2, 1999 by the persons named in the Summary Compensation Table. A portion of the shares subject to these options may not yet be vested and may be subject to repurchase by the Company at a price equal to the option exercise price, if the corresponding options were exercised before such shares had vested.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                        Number of Securities              Value in Dollars of
                                                       Underlying Unexercised          Unexercised In-the-Money
                                                         Options at 10/2/99               Options at 10/2/99
                                                 ---------------------------------- -------------------------------
                           Shares
                         Acquired on    Value
          Name            Exercise   Realized($) Exercisable(1)(2) Unexercisable(3) Exercisable(2) Unexercisable(4)
          ----           ----------- ----------- ----------------- ---------------- -------------- ----------------
Ramon A. Nunez..........     --          --           201,138          106,061         $589,090        $391,834
Robert Hum..............     --          --            28,229           86,770         $ 47,852        $322,772
Lawrence A. Melling.....     --          --            22,946           97,103         $ 50,078        $466,807
Thomas Gardner..........     --          --               437           59,562         $    820        $343,490
Nader Fathi.............     --          --            18,900           55,550         $ 49,792        $218,199

--------
(1) Options granted in fiscal 1999 under the Option Plan generally vest 12.5% six months after commencement of employment or grant and continue to vest thereafter in equal monthly increments over three and one-half years, conditioned upon continued employment with the Company.

(2) Represents shares which are immediately exercisable and/or vested. Based on the closing price of $7.625, as reported on the Nasdaq National Market on October 1, 1999, less the exercise price.

(3) Represents shares which are unvested and/or not immediately exercisable.

(4) Based on the closing price of $7.625, as reported on the Nasdaq National Market on October 1, 1999, less the exercise price.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

   The Company has an employment agreement with Ramon A. Nunez, the Company's Chief Executive Officer, President and Director. Mr. Nunez's employment agreement provides that Mr. Nunez shall receive an annual salary of $235,950, subject to annual review, and other benefits on the same basis as other members of senior management. Mr. Nunez participates in a Management Incentive Plan whereby he and other members of senior management are entitled to a performance bonus for attaining certain earnings objectives as outlined by the Compensation Committee. In addition, Mr. Nunez and other executives are granted options to purchase shares of Common Stock at the discretion and recommendation of the Chairman of the Board and approved by the Compensation Committee. Mr. Nunez's employment pursuant to his employment agreement may be terminated by the Company at any time, with or without cause; provided, however, if Mr. Nunez's employment is terminated by the Company for any reason other than cause (as defined in the employment agreement) he shall be entitled to the following severance benefits: (i) payment over a nine (9) month period of a monthly amount equal to his average monthly salary for the twelve (12) months prior to his termination; (ii) continued vesting of stock options granted pursuant to his employment agreement; and (iii) continued provision of employee benefits for the nine (9) month period following termination.

   The Company has entered into severance agreements with each of its current executive officers. In general, such agreements provide that if within one year of a transfer of control of the Company, as defined in the agreement, an executive officer's employment is terminated by the Company without cause, the executive officer terminates his employment with the Company as a result of being required to relocate, as defined in the agreement, or the executive officer's base salary immediately prior to the transfer of control is reduced, he shall continue to receive his base salary and benefits for a period of one (1) year after his date of termination. In addition, such agreements provide that any unvested stock options held by an executive officer on his date of termination shall become fully vested.

   Options granted under the Company's Option Plan contain provisions pursuant to which, under certain circumstances, all outstanding options and shares granted under such plan will become fully vested and immediately exercisable upon a "transfer of control" as defined in such plan.

                      COMPARISON OF STOCKHOLDER RETURN(1)

   Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Computer and Data Processing Stocks (SIC 7370-7379 US & Foreign) for the period commencing September 30, 1994 and ending October 1, 1999.




                       [PERFORMANCE GRAPH APPEARS HERE]


                              9/30/94 9/29/95 9/27/96 9/26/97 10/02/98 10/01/99
                              ------- ------- ------- ------- -------- --------
 .  IKOS Systems, Inc.........   100.0   279.4   467.6   294.1     33.8    179.4
H  Nasdaq Stock Market (US
   Companies)................   100.0   138.1   164.3   224.5    218.1    370.5
s  Nasdaq Computer and Data
   Processing Stocks
   (SIC 7370-7379 US &
   Foreign)..................   100.0   160.2   200.6   270.9    323.4    581.1

-------
(1) Assumes that $100.00 was invested September 30, 1994 in the Company's Common Stock and in each index, and that all dividends were reinvested. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

   The Compensation Committee is comprised of three outside directors of the Board and is responsible for setting and monitoring policies governing compensation of executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and option grants under the Option Plan. The objectives of the Committee are to correlate executive compensation with the Company's business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company.

Salary

   The Compensation Committee annually assesses the performance and sets the salary of the Company's President and Chief Executive Officer, Ramon A. Nunez. In turn, Mr. Nunez annually assesses the performance of all other executive officers and recommends salary increases which are reviewed and approved by the Compensation Committee.

   In particular, Mr. Nunez's compensation as the Company's President and Chief Executive Officer is based on compensation levels of President/Chief Executive Officers of comparable size companies. In addition, the Compensation Committee considers certain incentive objectives based on the Company's performance as it relates to revenue levels and earnings per share levels.

   In determining executive officer salaries, the Compensation Committee reviews recommendations from Mr. Nunez which include information from salary surveys, performance evaluations and the financial condition of the Company. The Compensation Committee also establishes both financial and operational based objectives and goals in determining executive officer salaries. These goals and objectives include sales and spending forecasts for the upcoming year and published executive compensation literature for comparable sized companies.

   For more information regarding the compensation and employment arrangements of Mr. Nunez and other executive officers of the Company, see "EXECUTIVE COMPENSATION AND OTHER MATTERS--Compensation of Executive Officers and Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

Bonuses

   The Compensation Committee administers a bonus plan to provide additional incentives to executives who meet established performance goals for the Company. In consultation with the Chief Executive Officer, the Compensation Committee annually determines the total amount of cash bonuses available for executive officers and certain other management employees. In fiscal 1999, awards under this bonus plan were contingent upon the Company's attainment of revenue and operating profit targets, recommended by the Chief Executive Officer and approved by the Compensation Committee. The target amount of the bonus for the Chief Executive Officer and more senior executive officers was set by the Compensation Committee; the amounts of individual bonuses for the remaining executive officers and other management were proposed by the Chief Executive Officer, subject to approval by the Compensation Committee. Awards are weighted so that proportionately higher awards are received when the Company's performance reaches maximum targets, proportionately smaller awards are received when the Company's performance reaches minimum targets and no awards are received when the Company does not meet minimum performance targets.

Stock Options

   The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options under the Option Plan. Stock options are granted at the current market price and will only have value if the Company's stock price increases over the exercise price.

   The Compensation Committee determines the size and frequency of option grants for executive officers, after consideration of recommendations from the Chairman of the Board. Recommendations for options are based upon the relative position and responsibilities of each executive officer, previous and expected contributions of each officer to the Company and previous option grants to such executive officers. Generally, option grants vest 12.5% six months after commencement of employment or six months after the date of grant and continue to vest thereafter in equal monthly installments over three and one-half years, conditioned upon continued employment with the Company.

                                          COMPENSATION COMMITTEE

                                          Jackson Hu
                                          William Stevens
                                          Glenn E. Penisten

                                  PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of the Company has appointed Ernst & Young LLP to serve as independent auditors to audit the financial statements of the Company for the fiscal year ending September 30, 2000. Ernst & Young LLP has acted in such capacity since its appointment for fiscal 1986. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if the representative desires and will be available to respond to appropriate questions.

   In the event that ratification by the stockholders of the appointment of Ernst & Young LLP as the Company's independent auditors is not obtained, the Board will reconsider said appointment.

   The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

   THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                            AT NEXT ANNUAL MEETING

   The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal, to be timely, must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement, or
(iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

   Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company (i) must be received by the Company at its offices at 19050 Pruneridge Avenue, Cupertino, California 95014 no later than August 18, 2000 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

   At the date of this Proxy Statement, the Board knows of no other business that will be conducted at the 2000 Annual Meeting, other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,
                                          /s/ JOSEPH W. ROCKOM
                                          Joseph W. Rockom, Secretary

December 20, 1999

                                                                      3920-PS-00

                              IKOS SYSTEMS, INC.
                   Proxy for Annual Meeting of Stockholders
                      Solicited by the Board of Directors

  The undersigned hereby appoints Ramon A. Nuez and Joseph W. Rockom, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in IKOS Systems, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held at the Hilton Inn, Cupertino, California on Wednesday, January 19, 2000 at 11:00 a.m. Pacific Standard Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

  A vote FOR the following proposals is recommended by the Board of Directors:

  1. Election of directors listed below.

     Nominees: Gerald S. Casilli, Ramon A. Nunez, James R. Oyler, Glenn E. Penisten, William Stevens, and Jackson Hu.

     [_]   FOR               [_]   WITHHELD

     _____________________________________________________________________

     [_] INSTRUCTION: To withhold authority to vote for any nominee, mark the above box and list the name(s) of the nominee(s) in the space provided.

  2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2000.

      [ ]  FOR               [ ]   WITHHELD        [ ]  ABSTAIN

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2 and 3.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                     Dated _______________________
                                     (Be sure to date Proxy)

                                     __________________________________________
                                      Signatures(s)

                                     __________________________________________
                                      Print Name(s)

   Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

   Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.